Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:

MEDIA -	ANALYSTS -
Charles M. Boesel, 312/822-2592	Cathleen R. Marine, 312/822-4159
Katrina W. Parker, 312/822-5167	David C. Adams, 312/822-2183
CNA ANNOUNCES APPOINTMENT OF ANDREW TISCH
TO BOARD OF DIRECTORS
CHICAGO, February 13, 2006 — CNA Financial Corporation (NYSE: CNA) announced today that Andrew H. Tisch joined its Board of Directors, effective February 8, 2006. Mr. Tisch will serve on the Board’s Executive and Finance Committees.
Mr. Tisch was most recently named Co-Chairman of the Board of Loews Corporation, which holds 91% of the common stock of CNA, where he serves as Chairman of the Executive Committee. He has been a Director of Loews Corporation since 1985, and along with Jonathan M. Tisch and James S. Tisch holds the Office of the President of Loews.

CNA is the country’s seventh largest commercial insurance writer and the 14th largest property and casualty company. CNA’s insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.
FORWARD-LOOKING STATEMENT
This press release includes statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. You can identify forward-looking statements because generally they include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates”, and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties please refer to CNA’s filings with the Securities and Exchange Commission, available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
# # #